Exhibit 99.1

McEWEN MINING PROVIDES UPDATE ON NYSE LISTING

TORONTO, Nov. 25, 2015 — McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) would like to update investors on our plans to regain compliance with the New York Stock Exchange (NYSE) minimum share price requirement. The NYSE stipulates that the average closing price of a listed company’s stock be above US$1.00 per share, calculated over a period of 30 consecutive trading days. The Company was advised on July 1, 2015 that it no longer met this requirement.

“We’ve made good progress in a difficult market. This year we strengthened our balance sheet, increased production, and decreased our costs,” said Rob McEwen, Chief Owner. “I’m not going to take this lying down, I have no intention of being delisted from the world’s premier stock exchange”.

As part of our continuing effort to create shareholder value, we have been working diligently on measures to help support the share price including:

1.              Delivering four consecutive quarters of record production and three of positive cash flow.

2.              Implementing an annual return of capital distribution of 1¢ per share paid semi-annually, with the second payment expected in February 2016.

3.              Marketing the company to raise awareness of our asset base, growing profitable production, expanding treasury, and optionality to gold, silver, and copper.

4.              Evaluating potential M&A transactions that would add share value.

5.              Initiating a share buy back program whereby we can repurchase up to 5% of common stock over the next twelve months.

In the event that these initiatives do not result in achieving compliance with the minimum price requirement by the new year, we have determined that a reverse split (share consolidation) of our stock may be necessary. Such a consolidation would require shareholder approval at the next annual general meeting (AGM), which we expect will be held in late June 2016.

The NYSE rules provide that since the resolution to implement a reverse split requires the approval of the Company’s shareholders, its stock will continue to trade on the NYSE, subject to compliance with all other NYSE requirements, provided that the Company must obtain the shareholder approval by no later than its next AGM, and must implement the action promptly thereafter. The price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days, otherwise the Company’s stock will be delisted from the NYSE.  If the Company regains compliance with the pricing requirement prior to implementing the reverse split, the Company can elect not to implement the reverse split.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of September 30, 2015 McEwen Mining has an aggregate of 300,530,174 shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, the risk of delisting from a public exchange and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining